USA MUTUALS
AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 10th day of June, 2015, to the Amended and Restated Transfer Agent Servicing Agreement originally made and entered into as of August 29, 2005, amended and restated as of July 24, 2012 and further amended June 11, 2013 (the "Agreement"), is entered into by and between USA MUTUALS, a Delaware business trust (the "Trust" or “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C is hereby superseded and replaced with Amended Exhibit C effective May 1, 2015 attached hereto and

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

USA MUTUALS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jerry Szilagyi	By: /s/ Ian Martin

Name: Jerry Szilagyi	Name: Ian Martin

Title: President	Title: Executive Vice President

Amended Exhibit C to the
Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent,  Shareholder and Account Services fee schedule effective May 1, 2015

Annual Basis Point Fee
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the balance

Minimum Annual Fee Per Fund = $___

New Funds
1/3 of $___ minimum year 1
2/3 of $___ minimum year 2

Services Included in Annual Basis Point Fee
▪	Open/Closed Account Fees
▪	AML Fees
▪	ACH Fees
▪	Shareholder Servicing Calls
▪	Voice Response Calls and Maintenance
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source
▪	NSCC System Interface
▪	NSCC Processing Charges
▪	Short-Term Trader Reporting -
▪	12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
▪	Fanweb
▪	Fullfillment
▪	FATCA Servicing
▪	Cost Basis Account Charges
▪	Disaster Recovery Account Charges
▪	Shareholder related mailings
▪	Printing, Postage, & Handling of Shareholder Daily Statements, Periodic Statements, Compliance Mailings, and Tax Statements
▪	Printing, Postage, & Handling of Shareholder and Dealer Commission Checks
▪	Records Retention
▪	eConnect Delivery (email delivery of shareholder forms)

Services Not Included in the Basis Point Fee – Additional services priced at the standard rate at the time of request

▪	Vision ID and Activity Charges
▪	DST Programming Charges
▪	Conversion Charges
▪	Specialized Programming and Reports
▪	Omnibus Conversions
▪	Travel
▪	Power Selects
▪	Products and Services Not Currently Utilized and Listed in the Supplemental Fee Schedule
▪	Any New Products/Services Developed Will be Priced Separately
▪	Third Party File Feeds
▪	All Other Out of Pocket Expenses

Chief Compliance Officer Support Fee (Fund Complex)*
▪	$___ per year

CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $___ per CUSIP
▪	Expedited CUSIP Setup - $___ per CUSIP (Less than 35 days)

Amended Exhibit C (continued) to the
Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent,  Shareholder and Account Services fee schedule effective May 1, 2015

Additional Services
Available but not included above are the following services -, FAN Mail electronic data delivery,  client Web data access, recordkeeping application access, outbound calling & marketing campaigns, training, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, Shareholder Call review analysis and additional services mutually agreed upon.

*Fees are calculated pro rata and billed monthly.

Amended Exhibit C (continued) to the Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule effective May 1, 2015
(Fees will only be charged if the Advisor elects any of the services listed)

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $___ per fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪  FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $___ per fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $___ per year INCLUDED IN BASIS POINT FEE
▪  FAN Web Direct (API) – Quoted Separately
▪  Customization - $___ per hour – (subject to change at prevailing rates of vendor)
▪  Activity (Session) Fees:
−	Inquiry - $___ per event
−	Account Maintenance - $___ per event
−	Transaction – financial transactions, reorder statements, etc. - $___ per event
−	New Account Setup - $___ per event (Not available with FAN Web Select)
▪  Strong Authentication:
−	$___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
▪	Implementation – - $___ per fund group – includes up to 90 hours of technical/BSA support
▪	Annual Base Fee - $___ per year
▪  FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation – $___ per fund group – includes up to 45 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪  Customization - $___ per hour - (subject to change at prevailing rates of vendor)
▪  Activity (Session) Fees:
−	Inquiry - $___ per event
−	Account Maintenance - $___ per event
−	Transaction – financial transactions, duplicate statement requests, etc. - $___ per event
−	New Account Set-up - $___ per event (Not available with FAN Web Select)
▪  Strong Authentication:
−	$___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $___ per year
▪	Per Record Charge
−	Rep/Branch/ID - $___
−	Dealer - $___
▪  Price Files - $___ per record or $___ per user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
−	Inquiry - $___ per event
−	Per broker ID - $___ per month per ID
▪	Transaction Processing
− Implementation - $___ per management company
− Transaction – purchase, redeem, exchange, literature order - $___ per event
− New Account Setup – $___ per event
− Monthly Minimum Charge - $___ per month

Amended Exhibit C (continued) to the Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule effective May 1, 2015
(Fees will only be charged if the Advisor elects any of the services listed)

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
−	$___ per Month – Unlimited Users

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
−  Setup: $___ per user
−  Support: $___ per user per month
Additional Data Delivery Services
▪  Ad Hoc/PowerSelect File Development
-	Standard ad-hoc select: $___ per file
-	Custom coded data for recurring, scheduled delivery: $___ per hour consultation and programming development
-	Support: $___ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪  Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $___ one-time fee
-	Support: $___ per file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$___ implementation
−	$___ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$___ implementation
−	$___ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$___ implementation
−	$___ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$___ implementation
−	$___ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$___ implementation
−	$___ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$___ implementation
−	$___ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$___ per month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$___ per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Amended Exhibit C (continued) to the Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule effective May 1, 2015
(Fees will only be charged if the Advisor elects any of the services listed)

Transfer Agent Training Services
▪	On-site at USBFS - $___ per day
▪	At Client Location - $___ per day plus travel and out-of-pocket expenses if required

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$___ setup per fund group
▪	$___ per month administration
▪	$___ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$___ per fund group per month

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$___ per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$___ per monthly report

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$___ per qualified plan account or Coverdell ESA account (Cap at $___ per SSN)
▪	$___ per transfer to successor trustee
▪	$___ per participant distribution (Excluding SWPs)
▪	$___ per refund of excess contribution
▪	$___ per reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$___ per outgoing wire transfer or overnight delivery
▪	$___ per telephone exchange
▪	$___ per return check or ACH or stop payment
▪	$___ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$___ setup per fund group
▪	$___ per certificate transaction

Real Time Cash Flow
▪  Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $___
-	10 Users – $___
-	20 Users – $___
-	30 Users – $___
-	40 Users – $___
-	50 Users – $___
▪  Training
-	WebEx - $___ per user
-	On Site at USBFS - $___ per day
-	At Client Location - $___ per day plus travel and out-of-pocket expenses if required
▪  Real Time Data Feeds
-	Implementation (per feed) - $___ per hour (8 hour estimate)
-	Recurring (per feed) - $___ per month

Amended Exhibit C (continued) to the Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule effective May 1, 2015
(Fees will only be charged if the Advisor elects any of the services listed)

MARS Lite Set-up and Implementation

System Version 7i Implementation Cost
▪  $___ – MARS Base Sales Reporting and 22c-2 Compliance Modules (Includes up to two years of DST/TA2000 data)

Product & Services (Monthly fee)
▪  $___ - $___ – Sales & Compliance Reporting

* Includes Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Includes interfaces for Schwab, Fidelity and OmniServ.

** Does not provide user access or CRM functionality.

Additional System Setup & Implementation Costs (One-time fee)
▪	$___ – Custom Data Interface Setup (cost per interface)
▪	$___ – Standard Interface Setup (cost per interface)
▪	$___ – OmniServ Setup
▪	$___ – Additional OmniServ Interface

Amended Exhibit C (continued) to the Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
MARS Sales Reporting and Compliance Services Supplemental Services effective May 1, 2015
(Fees will only be charged if the Advisor elects any of the services listed)

▪  $___ - MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes up to two years of DST/TA2000 data)
▪  $___ - MARS Base 22c-2 Compliance Only Module (Includes up to two years of DST/TA2000 data)

Products & Services (Monthly fee)*
▪	$___ – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)
▪	$___ – MARS Sales Reporting (includes 5 users)
▪  $___   –  MARS Compliance Reporting (includes 5 users)
▪  $___   –  Enhanced Services*

* Includes up to 160 hours per month of Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Additional Enhanced Services support can be negotiated.

Additional System Setup & Implementation Costs (One-time fee)
▪  $___ – Custom Data Interface Setup (cost per interface)
▪  $___ – Albridge Analytics Integration Setup
▪  $___ – RIA Feed Setup
▪  $___ – CFG Fulfillment Setup
▪  $___ – iPad Setup
▪  $___ – iPhone or Blackberry Setup
▪  $___ – Google Maps Integration Setup
▪  $___ – Standard Interface Setup (cost per interface)
▪  $___ – OmniServ Setup
▪  $___ – Additional OmniServ Interface

Additional Licenses (Monthly fee per user)
▪  $___ – Sales Reporting User
▪  $___ – Compliance User
▪  $___ – CRM User
▪  $___ – iPhone User (without iPad)
▪  $___ – iPad & iPhone User

Additional Module Services (Monthly per user unless otherwise noted)
▪	$___ – Albridge Analytics (only one license needed)
▪  $___ – Customer/Account Module (waived with Compliance Module)
▪  $___ – OmniServ
▪  $___ – Data Quality Module (only one license needed)
▪  $___ – CFG Fulfillment (only one license needed)
▪  $___ – Document Management Module (only one license needed)
▪  $___ – RIA Monthly Load
▪  $___ – Profile Module (only one license needed)
▪  $___ – Schwab/Fidelity/TD Ameritrade DSA Automated File Load
▪  $___ – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
▪  $___ – Mapping Integration Module – Google Maps (up to 10 users)
▪  $___ – Merrill Lynch (Compliance Only)
NSCC SDR Fees
▪  $___ – NSCC DTT Data Line
▪  $___ – Line Use (per hour)
▪  $___ – Transaction (per 100 records)
MARS Training
▪  $___ per day plus travel and out-of-pocket expenses if required
Software or Report Customization
▪  $___ per hour
Upgrades & Enhancements – Quoted separately through a Statement of Work

** All additional costs that may be charged by intermediaries/NSCC for data feeds are not included.

Amended Exhibit C (continued) -Amended and Restated Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Informa Shareholder Electronic Statement Services
Supplemental Services Fee Schedule effective May 1, 2015
(Fees will only be charged if the Advisor elects any of the services listed)

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $___ per statement
▪  Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪  Development & Implementation of Electronic Confirm Statements - $___ initial setup fee
Note: Quarterly minimum fee of $___.
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $___ per statement
▪  Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪  Development & Implementation of Electronic Investor Statements - $___ initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $___ per statement
▪  Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪  Development & Implementation of Electronic Tax Statements - $___ initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪  Document Loading, Storage, and Access
▪  Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪  Development & Implementation of Electronic Compliance Documents - $___ initial setup fee
Note: Annual compliance minimum fee of $___.
FAN Web Transaction Fees
▪  View Consent Enrollment - $___ per transaction
▪  Consent Enrollment - $___ per transaction
▪  View Statements - $___ per view
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees - $___ per fund group
▪	Load charges - $___ per image
▪	Archive charge (for any image stored beyond 2 years) - $___ per document

*Normal Vision ID and activity charges also apply.

*FAN Web customization charges also apply

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
▪	Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.